CONSENT OF INDPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 6, 1996 included in Hologic, Inc.'s Form 10-K for the year ended September 28, 1996, and to all references to our Firm included in this registration statement.




                                          ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 19, 1997